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[BRYAN CAVE LOGO]                                                    EXHIBIT 5.1



August 3, 2005
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                                                                                        BRYAN CAVE LLP
                                                                                        One Metropolitan Square
                                                                                        211 North Broadway
TALX Corporation                                                                        Suite 3600
1850 Borman Court                                                                       St. Louis, MO 63102-2750
St. Louis, Missouri 63146                                                               Tel (314) 259-2000
                                                                                        Fax (314) 259-2020
                                                                                        www.bryancave.com

Ladies and Gentlemen:

We have acted as special counsel to TALX Corporation, a Missouri corporation            Associated Office
(the "Company"), in connection with the Registration Statement on Form S-3 (No.         Chicago
333- 121934) (the "Registration Statement") filed by the Company with the               Hong Kong
Securities and Exchange Commission (the "Commission") under the Securities Act          Irvine
of 1933, as amended (the "Act"), relating to (A) (i) shares of common stock of          Jefferson City
the Company, par value $0.01 per share (the "Common Stock"); (ii) warrants to           Kansas City
purchase Common Stock (the "Common Stock Warrants"); (iii) shares of preferred          Kuwait
stock of the Company, par value $0.01 per share (the "Preferred Stock"), which          Leawood
may be represented by depositary shares (the "Depositary Shares") evidenced by          London
depositary receipts (the "Receipts"); (iv) warrants to purchase Preferred Stock         Los Angeles
(the "Preferred Stock Warrants"); (v) debt securities, which may be senior (the         New York
"Senior Debt Securities") or subordinated (the "Subordinated Debt Securities";          Phoenix
together with the Senior Debt Securities, the "Debt Securities"); (vi) warrants         Riyadh
to purchase Debt Securities (the "Debt Security Warrants"); (vii) warrants to           St. Louis
purchase other securities ("Other Warrants," and collectively with the Common           Shanghai
Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants, the        United Arab Emirates
"Securities Warrants"); (viii) contracts for the purchase and sale of Common               Abu Dhabi
Stock, Preferred Stock, Depositary Shares, Debt Securities or Securities                   Dubai
Warrants (the "Purchase Contracts"); and (ix) Units (the "Units") of the                Washington, DC
Company, consisting of one or more of the Common Stock, Preferred Stock,
Depositary Shares, Debt Securities, Securities Warrants, Purchase Contracts, and
debt obligations of third parties, including U.S. Treasury Securities (the
"Third Party Debt Securities"), securing the holder's obligation to purchase the
Common Stock or the Preferred Stock under the Purchase Contracts, Depositary
Shares, Securities Warrants or Units, and (B) up to 68,062 shares of common stock of the Company, par value $0.01 per share (the "Selling Shareholder
Shares"), issuable upon the exercise of that certain warrant dated as of May 7,
1999 (the "AGE Warrant") held by the selling shareholder named in the
Registration Statement. The Common Stock, the Preferred Stock, the Depositary
Shares, the Debt Securities, the Purchase Contracts, the Securities Warrants and
the Units are
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TALX Corporation                                                  BRYAN CAVE LLP
August 3, 2005
Page 2

hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") filed pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $125,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Senior Debt Securities will be issued under a Senior Indenture (the "Senior Indenture") between the Company and The Bank of New York Trust Company, N. A., as senior indenture trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture") between the Company and The Bank of New York Trust Company, N. A., as subordinated indenture trustee (the "Subordinated Indenture Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

The Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between the Company and a purchase contract agent to be specified therein (the "Purchase Contract Agent").

The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and a depositary agent to be specified therein (the "Depositary Agent").

The Common Stock Warrants will be issued under a common stock warrant agreement (the "Common Stock Warrant Agreement") between the Company and a common stock warrant agent to be specified therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the "Preferred Stock Warrant Agreement") between the Company and a preferred stock warrant agent to be specified therein. The senior debt security warrants will be issued under a senior debt security warrant agreement (the "Senior Debt Security Warrant Agreement") among the Company, a senior debt security warrant agent to be specified therein, and the Senior Trustee. The subordinated debt security warrants will be issued under a subordinated debt security warrant agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, a subordinated debt security warrant agent to be specified therein, and the Subordinated Indenture Trustee. The Other Warrants will be issued under a warrant agreement (the "Other Warrant Agreement") between the Company, the applicable trustee and a warrant agent to be specified therein. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement and the Other Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

The Units will be issued under a unit agreement (the "Unit Agreement") between the Company and a unit agent to be specified therein (the "Unit Agent").

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, including the forms of Senior Indenture and Subordinated Indenture

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TALX Corporation                                                  BRYAN CAVE LLP
August 3, 2005
Page 3

attached thereto as exhibits 4.1 and 4.2, respectively, the AGE Warrant, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company, and originals or copies, certified or otherwise identified to our satisfaction of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Indenture Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Indenture Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; (5) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, enforceable against such party in accordance with its terms; and (6) at the time of execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will have been duly authorized, executed and delivered by the Company; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (4) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company; (5) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (6) at the time of execution, countersignature, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company; and (7) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

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TALX Corporation                                                  BRYAN CAVE LLP
August 3, 2005
Page 4

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

        1. With respect to the Common Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the valid exercise of a securities warrant or conversion of a convertible Debt Security, in each case, in accordance with its respective terms, the Common Stock will be validly issued, fully paid and nonassessable.

        2. With respect to the Preferred Stock, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of Articles of Amendment to the Articles of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, and (c) due issuance and delivery of the Preferred Stock, upon payment therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

        3. With respect to the Receipts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, (b) due filing of Articles of Amendment to the Articles of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (e) Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

        4. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        5. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters by the Board and (b) due execution, issuance and delivery of the Purchase Contracts upon payment of the consideration therefor provided for in the

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TALX Corporation                                                  BRYAN CAVE LLP
August 3, 2005
Page 5

applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        6. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters by the Board and (b) due execution, countersignature, issuance and delivery of such Securities Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        7. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Securities which are components of such Units, the terms of the offering thereof and related matters by the Board, (b) taking by the board of directors of each third party or a duly constituted and acting committee of such board of all necessary corporate or other action to authorize and approve the issuance and terms of the Third Party Debt Securities which are a component of the Units, the terms of the offering thereof and related matters and (c) due execution, authentication and countersignature, in the case of Debt Securities and Third Party Debt Securities, issuance and delivery of (1) the Units, (2) such Unit Agreements,
(3) such Securities that are components of such Units, and (4) such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of Depositary Shares or Receipts,
(ii) Warrant Agreement, in the case of Securities Warrants, (iii) Purchase Contract Agreement, in the case of Purchase Contracts, (iv) Indenture, in the case of Debt Securities, (v) indenture, in the case of such Third Party Debt Securities and (vi) Unit Agreement, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements.

        8. Upon issuance and delivery of the Selling Shareholder Shares in accordance with the terms of the AGE Warrant and payment of the consideration therefor provided for in the AGE Warrant in accordance with the terms thereof, the Selling Shareholder Shares will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

        (a) Our opinions herein reflect only the application of applicable Missouri State law, New York State law and the Federal laws of the United States of America. The opinions set forth herein are

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TALX Corporation                                                  BRYAN CAVE LLP
August 3, 2005
Page 6

made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

        (b) Our opinions set forth herein are subject to and may be limited by
(i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relative to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law),
(iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

        (c) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indentures, Warrant Agreements, Purchase Contract Agreements, Unit Agreements, Securities Warrants, Purchase Contracts, or Units which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights.

        (d) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees.

         (e) We express no opinion as to the enforceability of any provision in any Indentures, Warrant Agreements, Purchase Contract Agreements, Unit Agreements, Securities Warrants, Purchase Contracts, or Units purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon

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TALX Corporation                                                  BRYAN CAVE LLP
August 3, 2005
Page 7

certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

         (f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

 Very truly yours,





 /s/ Bryan Cave LLP